Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176403) pertaining to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan and the SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors of our report dated February 29, 2012, with respect to the combined and consolidated financial statements of SunCoke Energy, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 29, 2012